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                                                                    EXHIBIT 99.1

                                   P R O X Y

                          POWER COMPUTING CORPORATION

             SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

                 SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

                                JANUARY 26, 1998

    The undersigned stockholder of Power Computing Corporation ("Power") hereby appoints Stephen S. Kahng, with full power of substitution, the proxy of the undersigned, to vote all shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, par value $.01 per share, of Power which the undersigned is entitled, in any capacity, to vote at the Special Meeting of Stockholders to be held on January 26, 1998 and any and all adjournments or postponements thereof (the "Special Meeting"), with all powers the undersigned would possess if personally present, as follows on the reverse side, and, in their discretion, upon all matters incident to the conduct of the Special Meeting and such other matters as may properly come before the Special Meeting.

    THE BOARD OF DIRECTORS OF POWER RECOMMENDS A VOTE FOR THE APPROVAL OF THE APPLE AGREEMENT, THE PLAN OF LIQUIDATION AND THE CREATION OF THE LIQUIDATING TRUST FOR THE BENEFIT OF POWER'S STOCKHOLDERS.

    THIS PROXY, IF PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS APPEARING ON THE PROXY AND AT THE DISCRETION OF THE PROXY HOLDER AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE APPLE AGREEMENT, THE PLAN OF LIQUIDATION AND THE CREATION OF THE LIQUIDATING TRUST FOR THE BENEFIT OF POWER'S STOCKHOLDERS AND, AT THE DISCRETION OF THE PROXY HOLDER, AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

    To approve the sale of substantially all of the assets of Power (the "Apple Transaction") to Gravenstein, Inc., a Delaware corporation ("Sub") wholly owned by Apple Computer, Inc., a California corporation ("Apple"), pursuant to the terms and conditions set forth in an Asset Purchase Agreement dated as of August 29, 1997 (the "Apple Agreement") by and among Power, Sub and Apple; and to approve the transactions contemplated thereby.

                  / / FOR         / / AGAINST        / / ABSTAIN

    To approve the dissolution and liquidation of Power subsequent to the consummation of the Apple Transaction, and the adoption of a Plan of Dissolution and Complete Liquidation of Power (the "Plan of Liquidation") pursuant to which a liquidating trust (the "Liquidating Trust") will be created for the benefit of Power's stockholders in accordance with an Agreement and Declaration of Trust (the "Trust Agreement').

                  / / FOR         / / AGAINST        / / ABSTAIN

    THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING
AND THE PROXY STATEMENT/PROSPECTUS DATED JANUARY   , 1998 RELATING TO THE
SPECIAL MEETING.

    PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE WHITE RETURN ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND.

    Note: Please sign this proxy exactly as name appears hereon. If shares are held as joint tenants, both joint tenants should sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporation officers or others signing in a representative capacity should indicate the capacity in which they are signing.

               / / MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

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